THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO HII TECHNOLOGIES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

Principal Amount: $__________.00

Issue Date: October __, 2013

CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, HII TECHNOLOGIES, INC., a Delaware corporation (hereinafter called “Borrower”), hereby promises to pay to [Name], residing at [Address]  (the “Holder”) or its registered assigns or successors in interest or order, without demand, the sum of _______________ Dollars ($_______________) (“Principal Amount”), with simple and unpaid interest thereon, on October __, 2015 (the “Maturity Date”), if not sooner paid.

ARTICLE I

INTEREST ; REPAYMENT

 1.1.

 Interest Rate.   Interest payable on this Note shall accrue at a rate per annum (the "Interest Rate") equal to ten percent (10%).  All Interest due on this Note shall be paid quarterly on each of January 31, April 30, July 31 and October 31 until the Maturity Date (each, an “Interest Payment Date”).

1.2.    Repayment on Maturity Date.   Any Principal Amount, interest and any other sum arising under this Note that remains outstanding on the Maturity Date shall be due and payable on the Maturity Date.

1.3.    Prepayment.   Borrower shall have the right to prepay this Note at any time in whole or in part (“Optional Redemption”), by paying to the Holder a sum of money equal to one hundred and twenty-five percent (125%) of the Principal amount to be redeemed, together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note or any Transaction Document through the Redemption Payment Date as defined below (the “Redemption Amount”).  Borrower’s election to exercise its right to prepay must be by notice in writing (“Notice of Redemption”).  The Notice of Redemption shall specify the date for such Optional Redemption (the “Redemption Payment Date”), which date shall be five (5) days after the date of the Notice of Redemption (the “Redemption Period”).  A Notice of Redemption shall not be effective with respect to any portion of the Principal Amount for which the Holder has a pending election to convert, or for conversions initiated or made by the Holder during the Redemption Period.   On the Redemption Payment Date, the Redemption Amount, less any portion of the Redemption Amount against which the Holder has exercised its conversion rights, shall be paid in good funds to the Holder. In the event the Borrower fails to pay the Redemption Amount on the Redemption Payment Date as set forth herein, then such Notice of Redemption will be null and void.

ARTICLE II

CONVERSION RIGHTS

2.1.

Holder’s Conversion Rights.   Subject to Section 2.2, the Holder shall have the right, but not the obligation, to convert all or any portion of the then aggregate outstanding Principal Amount of this Note, together with interest and fees due hereon into shares of Common Stock, subject to the terms and conditions set forth in this Article II, at the rate of $0.50 per share of Common Stock (“Fixed Conversion Price”), as the same may be adjusted pursuant to this Note.  The Holder may exercise such right by delivery to the Borrower of a written Notice of Conversion pursuant to Section 2.3.

2.2.

Conversion Limitation.   The Holder shall not be entitled to convert on a Conversion Date that amount of the Note in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on a Conversion Date, (ii) any Common Stock issuable in connection with the unconverted portion of the Note, and (iii) the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Borrower on such Conversion Date.  For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.  Subject to the foregoing, the Holder shall not be limited to aggregate conversions of only 4.99% and aggregate conversion by the Holder may exceed 4.99%.  The Holder shall have the authority and obligation to determine whether the restriction contained in this Section 2.2 will limit any conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the Notes are convertible shall be the responsibility and obligation of the Holder.  The Holder may waive the conversion limitation described in this Section 2.2, in whole or in part, upon and effective after 61 days prior written notice to the Borrower.  The Holder may allocate decide whether to convert a Note or exercise Warrants to achieve an actual 4.99% ownership position.

2.3.

Mechanics of Holder’s Conversion.

(a)

In the event that the Holder elects to convert any amounts outstanding under this Note into Common Stock, the Holder shall give notice of such election by delivering an executed and completed notice of conversion (a “Notice of Conversion”) to the Borrower, which Notice of Conversion shall provide a breakdown in reasonable detail of the Principal Amount, accrued interest and amounts being converted.  The original Note is not required to be surrendered to the Borrower until all sums due under the Note have been paid.  On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the Principal Amount, accrued interest and fees as entered in its records.  Each date on which a Notice of Conversion is delivered or telecopied to the Borrower in accordance with the provisions hereof shall be deemed a “Conversion Date.”  A form of Notice of Conversion to be employed by the Holder is annexed hereto as Exhibit A.

(b)

Pursuant to the terms of a Notice of Conversion, the Borrower will issue instructions to the transfer agent accompanied by an opinion of counsel (if so required by the Borrower’s transfer agent), and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder by crediting the account of the Holder’s designated broker with the Depository Trust Corporation (“DTC”) through its Deposit Withdrawal Agent Commission (“DWAC”) system within three (3) business days after receipt by the Borrower of the Notice of Conversion (the “Delivery Date”). In the case of the exercise of the conversion rights set forth herein, the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Borrower of the Notice of Conversion. The Holder shall be treated for all purposes as the beneficial holder of such shares of Common Stock, or, in the case that Borrower delivers physical certificates as set forth below, the record holder of such shares of Common Stock, unless the Holder provides the Borrower written instructions to the contrary.  In the event that Conversion Shares cannot be delivered to the Holder via DWAC, the Borrower shall deliver physical certificates representing the Conversion Shares by the Delivery Date to an address designated by Holder in the United States.

2.4.

Conversion Mechanics.

(a)

The number of shares of Common Stock to be issued upon (i) each conversion of this Note pursuant to this Article II or (ii) repayment of principal and/or interest under this Note pursuant to Section 1.2, shall be determined by dividing that portion of the Principal Amount and interest and fees to be converted, if any, by the then applicable Fixed Conversion Price.

(b)

The Fixed Conversion Price and number and kind of shares or other securities to be issued upon conversion shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

A.

Merger, Sale of Assets, etc.  If the Borrower at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to convert into such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion right immediately prior to such consolidation, merger, sale, or conveyance.  The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser.  Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale, or conveyance.

B.

Reclassification, etc.  If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to convert into an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

C.

Stock Splits, Combinations and Dividends.  If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Fixed Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

(c)

Whenever the Fixed Conversion Price is adjusted pursuant to Section 2.4(b) above, the Borrower shall promptly mail to the Holder a notice setting forth the Fixed Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment.

2.6

Issuance of Replacement Note.  Upon any partial conversion of this Note, a replacement Note containing the same date and provisions of this Note shall, at the written request of the Holder, be issued by the Borrower to the Holder for the outstanding Principal Amount of this Note and accrued interest which shall not have been converted or paid, provided Holder has surrendered an original Note to the Borrower.  In the event that the Holder elects not to surrender a Note for reissuance upon partial payment or conversion, the Holder hereby indemnifies the Borrower against any and all loss or damage attributable to a third-party claim in an amount in excess of the actual amount then due under the Note, and the Borrower is hereby expressly authorized to offset any such amounts mutually agreed upon by Borrower and Holder or pursuant to a judgment in Borrower’s favor against amounts then due under the Note.

ARTICLE III

EVENTS OF DEFAULT

The occurrence of any of the following events of default (“Event of Default”) shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

3.1

Failure to Pay Principal or Interest.  The Borrower fails to pay the Principal Amount, interest or other sum due under this Note or any Transaction Document when due and such failure continues for a period of 5 business days after the due date.

3.2

Receiver or Trustee.  The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for them or for a substantial part of their property or business; or such a receiver or trustee shall otherwise be appointed.

3.3

Bankruptcy.  Bankruptcy, insolvency, reorganization, or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower and if instituted against them are not dismissed within 45 days of initiation.

3.4

Failure to Deliver Common Stock or Replacement Note.  Borrower’s failure to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note and, if requested by Borrower, a replacement Note, and such failure continues for a period of 20 business days after the due date .

ARTICLE IV

MISCELLANEOUS

4.1

Failure or Indulgence Not Waiver.  No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2

Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be: (i) if to the Borrower to: HII Technologies, Inc., 710 N. Post Oak Road, Suite 400, Houston, Texas 77024, and (ii) if to the Holder, to the name, address and telecopy number set forth on the front page of this Note.

4.3

Amendment Provision.  The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4

Assignability.  This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

4.5

Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of Texas, without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Texas or in the federal courts located in the state of Texas. Both parties and the individual signing this Note on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower’s obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court in favor of the Holder.

4.6.

Construction.   Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the ___ day of October __, 2013.

HII TECHNOLOGIES, INC.

By:________________________________

Name:  Matthew C. Flemming.

Title:    President

NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)

The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Note issued by HII Technologies, Inc. into Shares of Common Stock of HII Technologies, Inc. (the “Borrower”) according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:____________________________________________________________________

Conversion Price:______________________________________________________________________

Number of Shares of Common Stock Beneficially Owned on the Conversion Date: Less than 5% of the outstanding Common Stock of HII Technologies, Inc.

Shares To Be Delivered:_________________________________________________________________

Signature:____________________________________________________________________________

Print Name:__________________________________________________________________________

Address:_____________________________________________________________________________

   ____________________________________________________________________________